Exhibit 99.1

FOR IMMEDIATE RELEASE

EMCORE Enters into $9.6 Million Common Stock Private Placement

ALBUQUERQUE, NM, April 26, 2011 - EMCORE Corporation (NASDAQ: EMKR) (the “Company”), a leading provider of compound semiconductor-based components, subsystems and systems for the fiber optics and solar power markets, announced today that it entered into a Stock Purchase Agreement to sell an aggregate of 4,407,603 shares of its common stock to Shanghai Di Feng Investment Co. Ltd. in a private placement. The transaction, which represents 4.9% of the total number of shares outstanding, is expected to raise a total of approximately $9.6 million. The purchase price per share for the shares sold in such private placement will be $2.19, representing a discount of approximately 5.3% based on a 15-day volume-weighted average price as of April 25, 2011. EMCORE did not issue any warrants or pay any broker fees or commissions in connection with the transaction. The closing of the private placement is subject to the completion of customary closing conditions for transactions of this type, including approval of applicable Chinese government agencies.

 The shares of common stock sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to register the shares of common stock issued in this private placement pursuant to an S-1 registration statement to be filed by the Company with the Securities and Exchange Commission.

“This Common Stock Private Placement, combined with our line of credit with Wells Fargo and our improved operating performance, has substantially improved the Company's liquidity position. The capital raised from this transaction will allow the Company to aggressively execute its business plan,” said Dr. Hong Q. Hou, President and CEO of EMCORE.

Net proceeds from this sale of the shares will be primarily used for capital expenditures and increases in working capital necessary to support the growth in certain sectors of our business.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About EMCORE:
EMCORE Corporation is a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite and terrestrial solar power markets. EMCORE’s Fiber Optics segment offers optical components, subsystems, and systems that enable the transmission of video, voice, and data over high-capacity fiber optic cables for high-speed data and telecommunications, cable television (CATV), and fiber-to-the-premises (FTTP) networks. EMCORE’s Solar Photovoltaics segment provides solar products for satellite and terrestrial applications. For space and satellite applications, EMCORE offers high-efficiency compound semiconductor-based gallium arsenide (GaAs) solar cells, covered interconnect cells, and fully integrated solar panels. For terrestrial applications, EMCORE offers concentrating photovoltaic (CPV) systems for utility scale solar applications as well as offering its high-efficiency GaAs solar cells and CPV components for use in solar power concentrator systems. For specific information about our company, our products, or the markets we serve, please visit our websites at www.emcore.com and www.opticomm.com.

Safe Harbor:This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the Company's expectations, goals or intentions, including, but not limited to EMCORE’s ability to consummate the private placement; the anticipated net proceeds from the private placement, the expected use of such proceeds and their effect on EMCORE’s liquidity position; and EMCORE’s continuing ability to improve operating performance and successfully execute its business plan. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and the private placement transaction and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Risks and uncertainties that could cause the Company's actual results to differ from those set forth in any forward-looking statement include the risk that any of the conditions to closing the private placement might not be satisfied and the risks and uncertainties discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

EMCORE Corporation
Mark Weinswig
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com